UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2022

8i Acquisition 2 Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40678	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 6 Eu Tong Seng Street

#08-13 Singapore 059817

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +65-6788 0388

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units consisting of one Ordinary Share, no par value, one Redeemable Warrant to acquire one-half (1/2) of one Ordinary Share, and one Right to acquire one-tenth of an Ordinary Share	LAXXU	NASDAQ Stock Market LLC

Ordinary Shares included as part of the Units	LAX	NASDAQ Stock Market LLC

Redeemable Warrants included as part of the Units	LAXXW	NASDAQ Stock Market LLC

Rights included as part of the Units	LAXXR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Prepaid Forward Agreement

On November 13, 2022, 8i Acquisition 2 Corp. (the “Company, “8i” or “LAX”), EUDA Health Limited (“EUDA” or “EUDA Health”) and certain institutional investor (the “Seller”) entered into an agreement (the “Prepaid Forward Agreement”) for an equity prepaid forward transaction (the “Prepaid Forward Transaction”). Pursuant to the terms of the Prepaid Forward Agreement, Seller may (i) purchase through a broker in the open market, from holders of Shares (as defined below) other than the Company or affiliates thereof, 8i’s Ordinary Shares, no par value, (the “Shares”), or (ii) reverse Seller’s prior exercise of redemption rights as to Shares in connection with the Business Combination (all such purchased or reversed Shares, the “Recycled Shares”). While Seller has no obligation to purchase any Shares under the Prepaid Forward Agreement, the aggregate total Recycled Shares that may be purchased or reversed under the Prepaid Forward Agreement shall be no more than 1,125,000 shares (the “Maximum Number of Shares”). The number of Recycled Shares that are actually purchased or reversed under the Prepaid Forward Agreement is referred to as the “Number of Shares”. Seller has agreed to hold the Recycled Shares for the benefit of (a) 8i until the closing of the Business Combination (the “Closing”) and (b) EUDA after the Closing (each a “Counterparty”). Seller also may not beneficially own greater than 9.9% of issued and outstanding Shares following the Business Combination.

The Prepaid Forward Agreement provides that Seller shall be paid directly, out of the funds held in 8i’s Trust Account, a cash amount (the “Prepayment Amount”) a cash amount equal to (i) the Number of Shares underlying the Transaction as set forth in the Seller’s notice, multiplied by (ii) the per share redemption price (the “Redemption Price”) to be paid for redeemed shares in connection with the shareholders’ vote on the Business Combination.

In addition to the Prepayment Amount, Seller shall be paid directly from the Trust Account an amount equal to the product of 100,000 multiplied by the Redemption Price for the purpose of repayment of Seller purchasing in the open market prior to Closing, 100,000 Shares (the “Additional Purchased Shares”), which Shares shall not be included in the Number of Shares under the Prepaid Forward Agreement.

Seller may in its discretion sell Recycled Shares that Seller purchases, the effect of which is to terminate the Prepaid Forward Agreement in respect of such Recycled Shares sold (the “Terminated Shares”). The Counterparty shall be entitled to receive proceeds from such sales of Terminated Shares equal to the product of (x) the number of Terminated Shares multiplied by (y) the Reset Price. Following the Closing, the “Reset Price” will initially be $10.00 per Share, but will be adjusted on each of the first and eleventh scheduled trading day of each calendar month (each a “Reset Date”) commencing immediately following the Closing of the Business Combination to the lowest of (a) the then-current Reset Price, (b) $10.00 and (c) the greater of (x) $5.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (y) the quotient of (I) the sum of the daily VWAP of the Shares of the Counterparty on each scheduled trading day during the ten scheduled trading day period ending, and including, the scheduled trading day immediately preceding the applicable Reset Date, divided by (II) ten (10); provided, however, that to the extent Counterparty sells, enters any agreement to sell or grants any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Shares or any securities of Counterparty or any of their respective subsidiaries which would entitle the holder thereof to acquire at any time Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares, at an effective price per share less than the then existing Reset Price, then the Reset Price shall be adjusted to equal such reduced price.

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The maturity date of the Transaction (the “Maturity Date”) will be the earliest to occur of (a) the first anniversary of the Closing and (b) the date specified by Seller in a written notice to be delivered at Seller’s discretion (not earlier than the day such notice is effective) after any occurrence wherein during any 30 consecutive trading-day period, the dollar volume-weighted average price (the “VWAP Price”) of the Shares for 20 trading days is less than $3.00 per Share (a “VWAP Trigger Event”). Upon the occurrence of the Maturity Date, Counterparty is obligated to pay to Seller an amount equal to the product of (a) (x) the number of Recycled Shares less (y) the number of Terminated Shares multiplied by (b) $2.50 (the “Maturity Consideration”). The Maturity Consideration shall be payable by Counterparty, in cash or, at the option of Counterparty, Shares based on the daily VWAP Price over 30 trading days ending on (i) the Maturity Date to the extent the Shares used to pay the Maturity Consideration are freely tradable by Seller, or (ii) if not freely tradeable by Seller, one (1) trading day prior to the date on which the resale registration statement registering the Shares used to pay the Maturity Consideration becomes effective under the Securities Act. If Counterparty pays the Maturity Consideration in Shares, then Counterparty shall pay the Maturity Consideration on a net basis such that Seller retains a Number of Shares due to Counterparty upon the Maturity Date equal to the number of Maturity Consideration Shares payable to Seller, only to the extent the Number of Shares due to Counterparty upon the Maturity Date are equal to or more than the number of Maturity Consideration Shares payable to Seller, with any Maturity Consideration remaining due to be paid to Seller in newly issued Shares (such newly issued Shares, the “Excess Shares”). If Excess Shares issued as Maturity Consideration shall equate to 20% or more of the Counterparty’s outstanding Shares, then the Counterparty shall use reasonable efforts to obtain shareholder approval for the issuance of such Excess Shares to the extent required by the Exchange on which the Shares are then listed on or prior to the Maturity Date (the “Shareholder Approval”). If at the Maturity Date, (i) the number of Excess Shares equates to 20% or more of the Counterparty’s outstanding Shares, (ii) Shareholder Approval is required by the Exchange on which the Shares are then listed and (iii) the Counterparty fails to obtain the Shareholder Approval on or prior to the Maturity Date, then the Counterparty will pay such portion of the Merger Consideration that would have otherwise corresponded to the Excess Shares to Seller in cash. In addition to the Maturity Consideration, at Maturity Date, Seller will be entitled to retain a cash amount equal to the product of (y) the Number of Shares remaining in the Transaction multiplied by (z) the Redemption Price, and Seller will deliver to Buyer the Number of Shares that remain in the Transaction.

A break-up fee equal to (i) all of Seller’s actual out-of-pocket reasonable fees, costs and expenses relating to the Transaction (without a cap) plus (ii) $1,000,000 (collectively, the “Break-up Fee”) shall be payable, jointly and severally, by the Counterparty and EUDA to the Seller in the event (a) the Prepaid Purchase Agreement or the Transaction is terminated by either the Counterparty or EUDA, or (b) upon any Additional Termination Event (as defined in the Prepaid Forward Agreement), except where the Additional Termination Event occurred solely as a result of a failure of Seller to purchase the Maximum Number of Shares or a material breach of Seller’s obligations.

The Seller does not possess any redemption rights in respect of the Recycled Shares. In addition, the Seller may freely transfer or assign its rights under the Prepaid Forward Agreement.

The primary purpose of entering into the Prepaid Forward Agreement is to help ensure that certain Nasdaq initial listing requirements will be met, and therefore increases the likelihood that the Business Combination will close.

Item 8.01. Other Information

As of 5:00 p.m. on November 11, 2022, an aggregate of 7,091,270 Ordinary Shares were tendered for redemption in connection with the Special Meeting. The Company will continue to accept shareholders’ withdrawal of their redemption requests until at least one business day prior to the closing of the Business Combination, which is currently anticipated to be on or about November 16, 2022. The final redemption price is $10.0837 per share redeemed.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Prepaid Forward Agreement, dated November 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2022

8i Acquisition 2 Corp.

By:	/s/ Meng Dong (James) Tan
Name:	Meng Dong (James) Tan
Title:	Chief Executive Officer

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